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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 16, 2001
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                     000-25169                82-049021
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(State or other jurisdiction          (Commission           (IRS Employer
    of Incorporation)                 File Number)        Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario, Canada                M5J 2G2
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    (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code            416/364-2551
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          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         A.  Completion of Transaction with Elan

         On January 16, 2001 (the "Closing Date"), Generex Biotechnology Corporation (the "Company") established a joint venture with Elan International Services, Ltd. ("EIS"), a wholly owned subsidiary of Elan Corporation, plc ("Elan"). Through the joint venture, the parties will pursue the application of certain of the Company's and Elan's drug delivery technologies -- including the Company's platform technology for the buccal delivery (absorption through the inner cheek walls) of large molecule drugs -- to pharmaceutical products for the treatment of prostate cancer, endometriosis and/or the suppression of testosterone and estrogen. The parties will conduct the joint venture through Generex (Bermuda), Ltd., a Bermuda limited liability company ("Newco"). The parties are free to develop other products on their own outside of the field of the joint venture.

         In connection with the transaction, EIS purchased 344,116 shares of the Company's common stock for $5,000,000 (or $14.53 per share). The Company may use the proceeds for any corporate purpose without restriction. With respect to the shares of the Company's common stock purchased by EIS, EIS is entitled to the benefit of certain anti-dilution, preemptive and other rights that are commonly found in securities purchases of this nature. The Company also issued a six-year Warrant to EIS to acquire 75,000 shares of the Company's common stock at $25.15 per share. If certain conditions are met, the Company has the future right to require EIS to purchase an additional $1,000,000 of shares of the Company's common stock at a premium over the then-current fair market value of the Company's common stock. Provided that EIS attains certain levels of beneficial ownership with respect to the Company's outstanding and issued common stock, EIS is entitled to nominate one director for election to the Company's board of directors. An EIS-nominated director, if any, may not in any event have more than 15% of the total voting power of the directors as a whole.

         In connection with the transaction, EIS also purchased 1,000 shares of a new series of the Company's preferred stock, designated as Series A Preferred Stock. The Series A Preferred Stock; (i) is entitled to a 6% annual dividend payable in shares of Series A Preferred Stock, (ii) is exchangeable for 30.1% of the Company's equity ownership interest in Newco (the right of exchange described herein being the Exchange Right described below), (iii) is convertible (after the third anniversary of the date of issuance) into shares of the Company's common stock and (iv) has a liquidation preference over the Company's common stock. If the Series A Preferred Stock has not been exchanged or converted by the sixth anniversary of the date of issuance, the outstanding shares of Series A Preferred Stock are subject to redemption by the Company at that time for their liquidation value in either cash or shares of the Company's common stock.

         The Company applied the $12,015,000 that it received from EIS for the shares of the Company's Series A Preferred Stock to subscribe for an 80.1%
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equity ownership interest in Newco. At the same time, EIS paid in capital of
$2,985,000 to subscribe for a 19.9% equity ownership interest in Newco. EIS has the option to exchange the Series A Preferred Stock for 30.1% of the Company's equity ownership interest in Newco (the "Exchange Right"). Upon exercise of the Exchange Right, the Company and EIS would each own 50% of Newco.

         The parties intend to select at least one pharmaceutical product for research and development under the joint venture within one year's time. The parties will establish a research and development plan and budget upon selection of the pharmaceutical product that will be the initial focus of the joint venture. Newco has been granted rights to use the Company's buccal delivery technologies and certain Elan drug delivery technologies for purposes of the joint venture. Using the funds from its initial capitalization, Newco paid a license fee to Elan in consideration for being granted rights to use the Elan drug delivery technologies.

         The Company and EIS will fund any Newco research and development activities in proportion to their respective ownership of Newco. If EIS should elect to exercise the Exchange Right, EIS will be required to pay that portion, if any, of the Newco research and development funds provided by the Company - through the date that EIS exercises the Exchange Right - that corresponds to the additional 30.1% of Newco that would thereby be obtained by EIS.

         It is anticipated that the Company will undertake a significant portion of the research and development conducted with respect to pharmaceutical products, if any, eventually identified for pursuit by the joint venture. The Company will receive negotiated arms-length fees from Newco for performing any such research and development work.

         B. Update to Legal Proceedings

         Reference is made to the description set forth in Item 3 (Legal Proceedings) of the Company's Report on Form 10-K for the fiscal year ended July 31, 2000 of the legal proceeding involving MQS, Inc. The Company recently entered into an agreement for the purpose of settling such legal proceeding. The terms and conditions of settlement are not expected to have a material adverse effect on the Company's business or financial condition.

Item 7.  Exhibits

*4.1 Securities Purchase Agreement, dated as of January 16, 2001, between the Company, Elan International Services, Ltd. and Elan Corporation, plc.

 4.2 Registration Rights Agreement, dated as of January 16, 2001, between the Company and Elan International Services, Ltd.
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 4.3     Form of Warrant issued to Elan International Services, Ltd. as of
         January 16, 2001.

 4.4 Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Generex Biotechnology Corporation filed with the Secretary of State of the State of Delaware on January 16, 2001.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENEREX BIOTECHNOLOGY CORPORATION



Dated:   January 22, 2001                         By: /s/ E. Mark Perri
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                                                     E. Mark Perri
                                                     Chief Financial Officer